Exhibit 99.1

OLYMPIC RESOURCES LTD.

FOR IMMEDIATE RELEASE

OTCBB: OLYRF	TSX: ORL

Macreport.Net Broadcasts Olympic Interview on Internet

Feb 13, 2003 Olympic Resources Ltd (OTCBB: OLYRF), an E & P energy company, recently announced record revenues for Q3. Macreport.net has chosen to broadcast an interview with CEO, Daryl Pollock who discussed the implications for future growth in light of recently released results. In addition the interview sheds light on a variety of subjects including future expansion and the exploration of existing producing properties. The audio interview is available online at www.macreport.net.

About Olympic Resources Ltd

Olympic Resources Ltd. is an emerging natural gas exploration and production Company with production from several project locations in California. Olympic operates with the commitment to become a leading independent producer of natural gas for the North American marketplace. Olympic’s management pursues a strategy of increasing cash flow through the development and syndication of low risk, high reward prospects such as the East Corning Gas Field in California’s Sacramento Basin.

To find out more about Olympic Resources Ltd (TSX: ORL, OTCBB: OLYRF), visit our website at www.orlresources.com.

About MacReport.Net Inc

MacReport.Net is an information and media company that provides a Web-based forum for public and private companies to communicate corporate audio and video news content to the business, financial and investing community through its Web site, located at http://www.macreport.net.

OLYMPIC RESOURCES LTD

J. Malcolm Bell

V P Corporate Development

This press release and/or communication may contain forward-looking statements regarding the Company’s business strategy and future plans of operations. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various press releases and/or communications of the Company, may cause actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release and/or communication speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s expectations or future events.